UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement / Item 2.03 Creation of a Direct Financial Obligation

Limited Waiver and Amendment No. 5 to Amended and Restated Note Purchase Agreement

On July 26, 2013, Aemetis, Inc. (the “Company”) and its wholly-owned subsidiaries Aemetis Advanced Fuels Keyes, Inc., a Delaware corporation, and Aemetis Facility Keyes, Inc., a Delaware corporation (collectively, the “Borrowers”) entered into a Limited Waiver and Amendment No. 5 to Amended and Restated Note Purchase Agreement with Third Eye Capital Corporation, as agent (“Administrative Agent”) for the noteholders who are a party thereo (the  “Lenders”) (“Amendment No. 5”).  Amendment No. 5 amends the Amended and Restated Note Purchase Agreement, dated July 6, 2012, among the Company, Administrative Agent and Lenders (as amended from time to time, the “Credit Agreement”). Capitalized terms included in this Item 1.01 and Item 2.03 that are not otherwise defined have the meanings ascribed to them in the Credit Agreement.

Pursuant to Amendment No. 5, the Administrative Agent on behalf of the Lenders agreed to waive the following covenants of the Borrowers in their entirety:(i) Borrowers’ obligation to achieve the Milo Conversion by May 31, 2013; (ii) Borrowers’ Minimum Monthly Redemption Amount between May 3, , and June 28; (iii) Borrowers’ payment of Mandatory Tiered Redemptions for the quarter ending June 30, 3013. (iv) all future Minimum Monthly Base Redemption Amounts and all future Mandatory Tiered Redemptions, (iv) Borrower’s interests in arrears; (v) requirement to maintain trailing Free Cash Flow covenants through December 31, 2013 (vi) ratios of Note Indebtedness to Keyes Plant Market Value and Keyes Plant Orderly Liquidation Value for the third fiscal quarter of 2013.

Pursuant to Amendment No.5,the parties agree to amend the Credit Agreement as follows: (i)  institute daily cash flow sweeps equal to 20% of daily cash deposits from operating activities and any cash deposits from Program subscriptions; (ii) use of a specified tiered portion of net proceeds of any equity offering of the capital stock to repay the principal outstanding under the Notes in accordance with the Principal Waterfall; (iii) pay interests in arrears by issuing additional notes; (iv) minimum quarterly production of ethanol at the Keyes Plant to be  not less than 10 million gallons per fiscal quarter; (v) extend the Revolving Notes Stated Maturity Date to July 6, 2014; (vi) the February 2013 Special Advance and the April 2013 Special Advance, together with all interests thereon, shall be due in full on the revised Revolving Notes Stated Maturity Date of July 6, 2014.

In consideration for Amendment No. 5,  the Borrowers, among other things, agreed to pay the Lenders: (i) waiver fee as at June 30, 2013 of $750,000.00  by issuing shares of common stock of the Company; (ii) amendment fee on June 30, 2013 of $3,000,000.00 payable in the form of additional Revolving Notes; (iii) extension fee on July 6, 2013 of $1,500,000.00 payable in the form of additional Revolving Notes; (iv) extension fee on August 22, 2013 of $400,000.00 payable in cash or shares of common stock of the Company; and (v) extension fee on September 30, 2013 of $300,000.00 payable in cash or shares of common stock of the Company.

The foregoing description of Amendment No. 5 is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Limited Waiver and Amendment No.5 to Amended and Restated Note Purchase Agreement, dated as of July 26, 2013 by and among Aemetis, Inc., Aemetis Advanced Fuels Keyes, Inc. Aemetis Facility Keyes, Inc.,  Third Eye Capital Corporation, an Ontario corporation, as agent, Third Eye Capital Credit Opportunities Fund - Insight Fund, and Sprott PC Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

Date: July 31, 2013	By:	/s/ Eric A. McAfee
Eric A. McAfee Chief Executive Officer

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